UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Location Based Technologies, Inc.

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LOCATION BASED TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 22, 2013
1:00 P.M. PACIFIC TIME

TO THE STOCKHOLDERS OF LOCATION BASED TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Location Based Technologies, Inc., a Nevada corporation, will be held on Thursday, August 22, 2013, at 1:00 p.m., Pacific Time. The Annual Meeting will be a “virtual” meeting, conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas13, and will be held for the following purposes:

1.	To elect directors to serve until the 2014 Annual Meeting of Stockholders and their respective successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing business items are more fully described in the attached Proxy Statement which is made part of this Notice. Stockholders of record at the close of business on Thursday, June 27, 2013, may attend and vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we request that you vote your shares of common stock as promptly as possible in the following manner:

●	Vote by Internet at www.proxyvote.com;

●	Vote by phone by dialing 1-800-690-6903; or

●	Vote by mail by returning the Proxy marked, signed and dated to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

David M. Morse
Chief Executive Officer

Irvine, California
July 12, 2013

LOCATION BASED TECHNOLOGIES, INC.
49 Discovery – Suite 260
Irvine, CA 92618
1-888-600-1044

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the board of directors of Location Based Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 22, 2013, at 1:00 p.m., Pacific Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be a “virtual” meeting, conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas13. All references to “we,” “us,” or “our” in this Proxy Statement are references to the Company.

These proxy solicitation materials, which include the Proxy Statement and form of Proxy, were first mailed on or about Friday, July 12, 2013, to all Stockholders entitled to vote at the Annual Meeting.

NOTE: We are not yet required to register our common stock with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. Thus, we are not required to comply with the SEC’s proxy rules. Nevertheless, we believe this Proxy Statement contains all the information you need to vote on the matters to be presented at the Annual Meeting.

Attending the Annual Meeting

The Annual Meeting will be held via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas13. The webcast starts at 1:00 p.m., Pacific Time. Stockholders may vote and submit questions while attending the Annual Meeting on the Internet. Please have your 12-digit Control Number (found on your Proxy) available to enter the Annual Meeting.

Record Date and Shares Outstanding

Stockholders of record at the close of business on June 27, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 209,612,511 Shares of common stock, being the only class of voting securities outstanding, were issued and outstanding.

Voting and Revocability of Proxies

Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

If your shares are held of record, there are three ways to vote by Proxy:

●	Vote by Internet at www.proxyvote.com;

●	Vote by phone by dialing 1-800-690-6903; or

●	Vote by mail by returning the Proxy marked, signed and dated to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 21, 2013. Voting by any of these methods will not affect your ability to attend the Annual Meeting and vote during the Annual Meeting at www.virtualshareholdermeeting.com/lbas13.

If your shares are held in street name, you must provide your broker, bank or other holder of record with instructions in order to vote your shares. To do so, follow the voting instructions provided to you by your broker, bank or other holder of record. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote the shares for that particular proposal or has not received voting instructions from the beneficial owner. Brokers do not have discretionary authority to vote shares held in street name in connection with the election of directors (Proposal 1). As a result, broker non-votes will occur in connection with these proposals at the Annual Meeting.

Shares represented by properly dated, executed, and returned Proxies will, unless such Proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed Proxies will be voted FOR the election of each of the nominees for director.

Any person giving a Proxy has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

●	voting again by the Internet or by telephone (only the last vote cast will be counted);

●

delivering a written notice to our Secretary at our principal executive office (49 Discovery, Suite 260, Irvine, California 92618) bearing a date later than that indicated in the Proxy or the date you voted by the Internet or by telephone, but prior to the Annual Meeting, stating that the Proxy is revoked; or

●	attending the meeting and voting via the Internet at www.virtualshareholdermeeting.com/lbas13.

Our Voting Recommendations

The board of directors recommends that you vote:

●	FOR election of the nominees to serve as directors

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares present in person or represented by proxy. Shares that abstain or are withheld from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists.

Vote Required

The election of directors (Proposal 1) requires a plurality of the votes cast at the election. Accordingly, the six directorships to be filled at the Annual Meeting will be filled by the six nominees receiving the highest number of votes. Broker non-votes are not considered votes cast and will have no effect on the outcome of the election.

Solicitation

We will pay the costs of soliciting Proxies from Stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward these materials to the beneficial owners. We may reimburse brokerage firms and other such persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, e-mail or facsimile.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our board of directors is currently composed of six (6) members. Our By-Laws provide for a minimum of one (1) and a maximum of nine (9) members of the board of directors. Two members of our board of directors, Dr. Morse and Mrs. Mejia, have served as directors since 2007. In October of 2011, Messer’s Smith, Haugen, Meyers and Ronald Warner were elected by the board of directors. On February 7, 2013 Jeffrey Devlin was appointed to the board of directors to fill the vacancy created by the passing of Ronald Warner. All of the current directors have been nominated for reelection.

Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the six nominees. Directors are elected by a plurality of the votes cast at the election. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any of the nominees will be unable or will decline to serve as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SIX NOMINEES.

The names of the current members of our board of directors, their ages as of July 11, 2013, and certain information about them, are set forth below.

Name	Age	Position(s)

David M. Morse, Ph.D.	60	Chairman of the Board, Co-President, Chief Executive Officer and Co-Founder

Desiree Mejia	42	Director, Chief Operating Officer, Secretary and Co-Founder

Greggory Haugen	50	Lead Director

Charles H. Smith	70	Director, Chair of the Compensation Committee

David L. Meyers	68	Director, Chair of the Audit Committee

Jeffrey Devlin	66	Director, Chair of the Governance & Nominating Committee

David M. Morse, Ph.D. has been Co-President, Chief Executive Officer and Chairman of the board of directors since October 11, 2007. Since September 16, 2005, he held similar positions in the operating company that was merged into the Company on October 11, 2007. From late 2001 to 2005, he was involved in several start up ventures providing consulting services. Early development work on the PocketFinder began in 2005 and resulted in the establishment of PocketFinder, Inc. in September of 2005. Dr. Morse brings 20 years of executive-level experience to the Company. The majority of his career (1982 to 2001) has focused on the consumer market, leading him to serve as Vice President of Consumer Billing Services for Pacific Bell from 2000 to 2001 and his passion for customer service led to his appointment as Chief Customer Officer for Pacific Bell (1997 to 2000) where he worked directly with the Chairman and the Executive Committee to establish the alignment of corporate strategy and process management objectives. Prior to then, he served as Vice President of Sales and Service for SBC, now AT&T, from 1991 to 1997. While at SBC, he led an organization of more than 4,000 employees in 23 locations, serving 7,000,000 households. Subsequent to leading the consumer organization, he served as Vice President of Product Marketing responsible for SBC’s core billing product. Dr. Morse received a PhD in Organizational Behavior from Columbia Pacific University, a Master of Arts degree in Psychology from the University of Northern Colorado and a Bachelor of Science degree from Brigham Young University.

Desiree Mejia has been Chief Operating Officer, Secretary and a director since October 11, 2007. Since September 16, 2005, she held the same positions in the operating company that was merged into the Company on October 11, 2007. As a co-founder of the operating company that was merged into the Company, Mrs. Mejia is responsible for running the day-to-day operations at the Company and directly interacts with the Accounting and Marketing departments. Mrs. Mejia developed the PocketFinder concept after realizing that a true need exists to “see” your children even when you can’t be with them. With cofounder Joseph Scalisi, Mrs. Mejia then took the concept of using a GSM/GPRS tracking platform, combining it with a mapping service and creating a revolutionary tracking system. Thus PocketFinder system was born. Prior to becoming our Chief Operating Officer, Mrs. Mejia worked for ESP Networks and with venture capital firms to help raise funds for the technology sector. She also consulted with a wireless manufacturing company to assist the launch of a new wireless device. Prior to this, Mrs. Mejia worked with Deloitte and Touche, LLP where her specialties were in the technology and telecommunications field. Previously, Mrs. Mejia acted as the head researcher and assistant to the Chairman at MESA Research, whose clients included AT&T, Motorola, Nortel, 3Com and Phillips. She has a Bachelor of Arts degree in Sociology from California State University, Dominguez Hills, California. Mrs. Mejia and Mr. Scalisi, our Co-President and Chief Development Officer, are husband and wife.

Greggory Haugen has been an active in the market since 1990, leading teams investing over $5 billion in various companies and portfolios of distressed consumer, real estate and residential assets in the U.S. and internationally.  Mr. Haugen was a founding Senior Partner of CarVal Investors, a Value Fund with more than $10 billion in assets under management when he left in 2008.  Since that time, Mr. Haugen has invested in, and provided advice to, several early stage companies, including Location Based Technologies.  Mr. Haugen currently serves on the board of Capital Partners Funding Group, Inc., a U.S. business and financial consulting company whose mission is to provide clients long term capital funding solutions using very sophisticated financial programs that utilize various tax advantaged insurance products.  Mr. Haugen received his Masters of Management from the J.L Kellogg Graduate School of Management at Northwestern University with concentrations in Finance, Marketing, International Business and Organizational Behavior in 1990.  Prior to graduate school, Mr. Haugen was a Senior Accountant with KPMG Peat Marwick in Minneapolis after obtaining his Bachelor of Science in Business Administration at Boston University in 1985.

Charles “Chuck” H. Smith was president and CEO of SBC West, now AT&T and formerly SBC Pacific Bell/SBC Nevada Bell, overseeing more than 50,000 employees who delivered telecom products and services to the company’s millions of business and consumer customers in California and Nevada.  Mr. Smith joined Pacific Bell in 1967 after graduating from California State University at Los Angeles with a Bachelor’s Degree in Social Science with additional graduate course work and spent his more than 30 year telecom career predominantly in Operations and Executive Management positions.  In 1985 he completed a graduate program for executives at Carnegie Mellon University.  Mr. Smith was named the forth Alfred North Whitehead Distinguished Lecturer in Lifelong Learning at the University of Redlands, is an executive advisory Board member of the UC Davis Graduate School of Management, and serves on the Board of the UC Berkeley Extension Program.  Additionally, Mr. Smith was also Vice Chair of the Board for USC’s Center for Telecommunications Management.  Mr. Smith remains actively involved as an advisor for numerous business, educational, and community support Boards and agencies.

David L. Meyers is the former EVP and Chief Financial Officer for Del Monte Foods, Inc.  Mr. Meyers is an entrepreneurial general manager with over 35 years of senior management experience in the consumer products industry. His experience includes both international and domestic leadership focused on achieving high growth and low cost development of operations.  He has extensive experience in corporate and operations finance, business development, strategy, global acquisitions, divestitures, and mergers.  His strong knowledge of capital markets and creative financing instruments consistently resulted in optimal capital structures.  He also brings deep experience working with private equity sponsors to create long-term stockholder value.  Mr. Meyers served on the Board of Smart & Final and was Chair of the Audit Committee prior to its sale.  He is currently on the Board of Foster Dairy Farms and Chair of its Audit Committee and also on the Board of Bay Grove Capital.

Jeffrey Devlin served as Senior Vice President of New Business Development for Doner Advertising, where he placed accounts with major companies and organizations including the National Football League (NFL), Atari, Sirius XM Satellite Radio, The Coca-Cola Company and Intel. Mr. Devlin also produced General Motors’ first-ever branded feature film, “The Last Ride,” featuring Dennis Hopper. Devlin’s industry honors include 17 CLIO Awards; 16 Andy Awards for advertising excellence; 21 Telly Awards for outstanding commercials; four Effie Media Awards; and a prestigious Gold Camera from the U.S. International Film Festival. His award-winning piece for Visa, Olympics is on permanent display at the Museum of Modern Art (MOMA) in New York. Mr. Devlin is currently a member of the Board of Directors for the United States Equestrian Team, Somerset Hills Handicapped Riders, and Mojo Organics. He is also on the Board of Advisors for Atari and Sirius XM Satellite Radio and is a member of the executive committee for the Association of Independent Commercial Producers (AICP). Mr. Devlin received a Bachelor’s degree from Bethel University in Nashville, Tenn. and completed graduate work at Dartmouth College in Hanover, NH.

BOARD OF DIRECTORS

Board Committees

The board has three standing committees: Audit Committee, Compensation Committee and Governance & Nominating Committee. The members of the Audit Committee are: Messrs. Myers (Chair), Smith and Devlin. The members of the Compensation Committee are: Messrs. Smith (Chair), Meyers and Devlin. The members of the Governance & Nominating Committee are: Messrs. Devlin (Chair), Meyers and Smith.

Director Independence

Our board of directors has determined that the following directors are “independent directors” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”): Messrs. Meyers, Smith and Devlin. Although our common stock is not listed on NASDAQ, the board uses the definition of independence from the NASDAQ listing standards to assess independence of our directors. Under applicable SEC and NASDAQ rules, the existence of certain “related-party” transactions above certain thresholds between a director and us are required to be disclosed and preclude a finding by the board that the director is independent.

Stockholder Communications with the Board

Stockholders who wish to communicate with the board may do so by letters addressed in care of our Corporate Secretary at the address noted above. Letters will be reviewed by our Secretary and relayed to the addressees as appropriate.

Director Compensation

Directors receive a total of 100,000 shares of common stock as compensation. The first 50,000 shares are issued at the commencement of the service term and the remaining 50,000 shares are issued six months thereafter. Directors who are also employees of the Company receive no additional compensation for service as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of June 18, 2013 by: (i) each person known by us to be the beneficial owner of more than 5% of the Company’s common stock, (ii) by each director, (iii) by each of our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address for each person is 49 Discovery – Suite 260, Irvine, CA 92618. Beneficial ownership includes voting or investment power with respect to the securities. Subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. Percentage of beneficial ownership is based on 209,612,511 shares of common stock outstanding as of June 18, 2013.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
David Morse Sr.	17,384,199	8.3%
Joseph F. Scalisi	11,945,360	5.7%
Desiree Mejia	11,945,360	5.7%
Eric Fronk	-	-
Gregory Gaines	100,000	0.0%
Greg Harrison	620,759	0.3%
Greggory Haugen	7,981,026	3.8%
David Meyers	250,000	0.1%
Jeffrey Devlin	50,000	0.0%
Charles Smith	150,000	0.1%
All Directors and Executive Officers as a group	50,426,704	24.06%

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table.  The table set forth below summarizes the compensation payable to our executive officers during the years ending August 31, 2012 and 2011 for services in all capacities.  Those listed in the table received no cash bonuses, non-equity incentive plan compensation or nonqualified deferred compensation earnings during those two fiscal years.

 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 8/31	Salary ($)		Stock Awards ($)	Option Awards ($)	Total ($)
David M. Morse(1)	2012	180,000	(7)	-	134,707	314,707	(7)
	2011	180,000	(7)	-	-	180,000	(7)
Joseph F. Scalisi(2)	2012	180,000	(8)	-	134,707	314,707	(8)
	2011	180,000	(8)	-	-	180,000	(8)
Desiree Mejia(3)	2012	180,000	(9)	-	134,707	314,707	(9)
	2011	180,000	(9)	-	-	180,000	(9)
Kenneth E. Fronk(4)	2012	56,000	(10)	-	57,374	113,374	(10)
Gregory Gaines(5)	2012	138,738	(11)	36,000	-	174,738	(11)
Greg Harrison(6)	2012	92,750	(12)	-	172,122	264,872	(12)

(1)	Co-President, Chief Executive Officer and Chairman of the Board
(2)	Co-President, Chief Development Officer
(3)	Chief Operating Officer, Secretary and Director
(4)	Chief Financial Officer (effective March 16, 2012)
(5)	Chief Marketing and Sales Officer (effective October 24, 2011)
(6)	General Counsel (effective February 1, 2012)
(7)	In 2012, $165,000 was paid and $15,000 was accrued for future payment. In 2011, $94,888 was paid and $85,112 was accrued for future payment.
(8)	In 2012, $170,000 was paid and $10,000 was accrued for future payment. In 2011, $82,250 was paid and $97,750 was accrued for future payment.
(9)	In 2012, $146,183 was paid and 33,817 was accrued for future payment. In 2011, $82,250 was paid and $97,750 was accrued for future payment.
(10)	In 2012, $54,500 was paid and $1,500 was accrued for future payment.
(11)	In 2012, $138,738 was paid and $0 was accrued for future payment.
(12)	In 2012, $76,875 was paid and $15,875 was accrued for future payment.

Executive Employment Agreements

Effective January 12, 2012, we entered into new executive employment agreements with each of our executive officers, David Morse, Joseph Scalisi and Desiree Mejia. The agreements had been approved by our board, with Mr. Morse and Ms. Mejia abstaining. The terms and conditions of the agreements supersede the preexisting employment agreements between us and these executives.

The agreements provide that the executives will continue to be employed in their current positions: David Morse, Chief Executive Officer and Co-President; Joseph Scalisi, Chief Development Officer and Co-President; and Desiree Mejia, Chief Operating Officer. They expire January 12, 2017, the fifth anniversary of the effective date, provided that they are automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.

Each executive is entitled to a base salary of $15,000 per month (the same as currently being paid under the preexisting agreements) and to adjustments to his or her base salary based on certain performance standards. Under the new performance standards, the base salary is increased in increments of $2,500 per month upon us first achieving (measured at the end of each fiscal quarter on the basis of the trailing twelve months) $1.5, $2.5, $3.5 and $4.5 million in earnings before interest, taxes, depreciation and amortization. The agreements provide that the company will grant to each executive options to purchase 4,000,000 shares of our common stock at a price equal to 10% above the 30-day volume weighted average price on the date of signing the Agreement, subject to vesting as described below. If an executive has accrued compensation, it shall be paid to executive upon the occurrence of certain events and in the manner provided in the agreements. Each year we may pay an executive a bonus, which may be part of a general bonus plan established by the board, and the executives are entitled to participate in our stock incentive plan on such terms as the Board deems appropriate from time to time. Each executive will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

The agreements terminate on death, incapacity (after 180 days), resignation and cause as defined. If terminated without cause (including a failure to elect or re-elect the executive to the position set forth, a material change in the executive’s duties or responsibilities, or a material reduction in benefits), unless consented to by the executive, the executive is entitled to receive base salary at least equal to the salary, including bonuses and commissions, of our highest paid employee, and medical benefits, through the end of the employment term or, if such termination occurs in the last year of the employment term, for a period of two years after the date of termination. If during such period any events occur that would have resulted in increasing his or her base salary if the executive were still employed, the executive will be entitled to receive such additional amounts. In addition, any of the 4,000,000 options granted to the executive which have not vested or been cancelled will automatically vest in the event the executive’s employment is terminated without cause as set forth above.

As provided in the executive employment agreements, each executive was granted under our Amended and Restated 2007 Stock Incentive Plan an incentive option on January 12, 2012 to purchase 4,000,000 shares of our common stock at a price of $0.31 per share. None of the options may be exercised unless and until the Amended and Restated 2007 Stock Incentive Plan has been approved by our stockholders. The options will vest as follows: (i) options covering 500,000 shares vest immediately as a year-end bonus; (ii) options covering 250,000 shares vest upon the Company achieving 100,000 worldwide activations (including the U.S.); (iii) options covering 250,000 shares vest upon the Company completing a capital raise of $20 million or greater; (iv) options covering 250,000 shares vest upon the Company successfully listing its common stock on the NYSE Amex Equities; and (v) options covering 500,000 shares vest upon the Company successfully listing its common stock on the NASDAQ Stock Market. An executive may elect to receive the following amounts of cash in lieu of the vesting of options: $75,000 under clauses (iii) and (iv) and $150,000 under clause (v). If an executive elects to receive cash, the options that would otherwise have vested are to be cancelled. In addition, any of the 4,000,000 options that have not vested or been cancelled will vest in the event of a change in control of the company.

Option Awards

In addition to the options granted under the executive employment agreements as described above, each executive officer holds an option to purchase up to 2,000,000 shares of common stock at $1.00 per share. Options to purchase 1,000,000 shares each are exercisable when we achieve a total of 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable when we achieve a total of 250,000 customers. None of such options is presently exercisable. The options expire ten years from the date a performance goal is achieved and vest on a change in control. These options were granted under the original 2007 Stock Incentive Plan.

Ethical Considerations

We have adopted a Code of Business Conduct and a Code of Ethics for Senior Financial Officers. Copies of each are available on our web site (www.locationbasedtech.com) and upon written or telephonic request to our Secretary at the above referenced address or telephone number.

RELATED PARTY TRANSACTIONS

The following are the related party transactions in which we have engaged since September 1, 2011.

For a description of transactions involving Mr. Greggory S. Haugen, see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”  Mr. Haugen was elected a director in October 2011.

From time to time, the Company’s officers advance funding to the Company to cover operating expenses. Cash advances from officers accrue interest at the rate of 8% per annum and have no formal repayment terms.

During the year ended August 31, 2012, there were no new advances from Joseph Scalisi, our Co-President and Chief Development Officer and stockholder, and repayments on advances totaled $9,423.  Outstanding advances from Mr. Scalisi amounted to $0 as of August 31, 2012.

During the year ended August 31, 2012, $55 of interest was accrued and $94 of interest was paid on officer advances from Mr. Scalisi.  Accrued interest on officer advances from Mr. Scalisi amounted to $0 as of August 31, 2012.

Debra Mejia provides bookkeeping and accounting services to us for $3,000 per month.  Mrs. Mejia is a relative of Desiree Mejia, Chief Operating Officer.  During the year ended August 31, 2012, bookkeeping and accounting fees to Mrs. Mejia totaled $32,150.

On March 15, 2012, we entered into an Executive Employment Agreement with David Morse, Jr. to act as Vice President of Customer Service. Mr. Morse is a relative of David Morse, our Chief Executive Officer and Co-President. Under the terms of the Executive Employment Agreement, Mr. Morse is paid compensation of $12,500 plus sales commissions and is entitled to earn up to 1,500,000 stock options that vest upon achieving certain milestones. During the year ended August 31, 2012, total cash compensation and stock compensation paid to Mr. Morse totaled $134,575 and $18,000, respectively.  In addition, there were 62,500 stock options that vested during the year ended August 31, 2012 valued at $14,344.

In July 2012, Joseph Scalisi, our Co-President and Chief Development Officer and stockholder, entered into a Subscription Agreement with West Coast Customs ("WCC") to acquire an approximate 1.5% ownership of WCC.  We are under a Manufacturing and Trademark License Agreement with WCC for co-branding of the PocketFinder products.

On August 30, 2012, the Company entered into an unsecured convertible promissory note agreement with Greggory Haugen, a board member, for $200,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 30, 2013. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of our common stock on the basis of $0.20 per share.

On September 10, 2012, the Company entered into an unsecured convertible promissory note agreement with Greggory Haugen, a board member, for $200,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by August 30, 2013. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of our common stock on the basis of $0.20 per share.

On November 1, 2012, the Company entered into an unsecured convertible promissory note agreement with Dave Meyers, a board member, for $100,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 1, 2013. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of our common stock on the basis of $0.20 per share.

On November 1, 2012, the Company entered into an unsecured convertible promissory note agreement with Charles Smith, a board member, for $50,000. Under the terms of the promissory note agreement, principal and any unpaid interest shall be repaid by November 1, 2013. The note bears interest at 10% per annum. At the option of the note holder, the note may be converted, in whole or in part, into shares of our common stock on the basis of $0.20 per share.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

●     disclosing such transactions in reports where required;

●     disclosing in any and all filings with the SEC, where required;

●     obtaining disinterested directors consent; and

●     obtaining stockholder consent where required.

AUDIT AND RELATED FEES

Comiskey & Company served as our independent registered public accounting firm for the fiscal years ended August 31, 2012 and 2011.  The following table represents the fees billed to us for the audit and other services provided by our accountants:

	2012	2011
Audit fees	$58,855	$56,112
Tax fees	4,000	5,038
All other fees	-	4,705

Total Fees	$62,855	$65,855

Audit Fees. This category includes the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K and the quarterly reviews of our consolidated financial statements included in our Form 10-Qs.  This category also includes advice on accounting matters that is normally provided by the accountant in connection with statutory and regulatory filings.

Tax Fees. These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

All Other Fees. This category includes advisory fees related to the filing of our registration statement on Form S-1.

Pre-Approval Policies and Procedures.  Prior to engaging our accountants to perform a particular service, our board of directors obtains an estimate for the service to be performed.  All of the services described above were approved by the board of directors in accordance with its procedures.

FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2012 filed with the SEC and our Quarterly Report for the Quarter Ended May 31, 2013 on Form 10-Q filed with the SEC contain the most current audited annual, and unaudited quarterly, financial information about the Company which is publicly available. You can review these reports on the SEC web site (www.sec.gov), or we will mail copies to you upon written or telephonic request to our Secretary at the above referenced address or telephone number.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the board of directors may recommend.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the 34 Act. The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers, such as us, which file electronically with the SEC. The address of that site is http://www.sec.gov.

You are encouraged to contact our Transfer Agent directly for the stockholder services itemized below: Change in Certificate Registration; Change of Mailing Address; Lost or Stolen Certificates; Consolidation of Multiple Accounts or Stock Certificates; or Elimination of Duplicate Report Mailings. Our Transfer Agent may be contacted at:

Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, New York 11717
shareholder@broadridge.com
1-800-733-1121
720-378-5588 (International)

Our common stock is traded in the Over-the-Counter under the symbol: LBAS.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California
July 12, 2013

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR ACCOMPANYING THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED JULY 12, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO OUR STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/lbas13**
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48295-P28603

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOCATION BASED TECHNOLOGIES, INC.

For All	Withhold All	For All Except
O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

Nominees:

01) David M. Morse, Ph.D.
02) Desiree Mejia
03) Greggory Haugen
04) Charles H. Smith
05) David L. Meyers
06) Jeffrey Devlin

The Board of Directors recommends you vote FOR the following proposal:

For	Against	Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M48296-P28603

LOCATION BASED TECHNOLOGIES, INC.
2013 Annual Meeting of Stockholders

The undersigned stockholder of LOCATION BASED TECHNOLOGIES, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 12, 2013, and hereby appoints David M. Morse and Desiree Mejia, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Location Based Technologies, Inc. to be held on August 22 at 1:00 p.m., Pacific Time, telephonically via a Broadridge dial-in number and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE TWO PROPOSALS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT(S) THEREOF.

Continued and to be signed on reverse side